UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Nomura America Finance, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3518229
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Worldwide Plaza, 309 West 49th Street New York, New York (Address of Principal Executive Office)	10019-7316 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Callable Leveraged Steepener Notes due July 29, 2034	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐

Securities Act registration statement file numbers to which this form relates:	Nos. 333-191250, 333-191250-01
Securities to be registered pursuant to Section 12(g) of the Act:	None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) an amended pricing supplement dated July 28, 2014 (the “Pricing Supplement”) to a product prospectus supplement dated September 20, 2013 (the “Product Supplement”) and a prospectus dated September 19, 2013 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File Nos. 333-191250, 333-191250-01) declared effective by the Commission on September 19, 2013. The Registrant incorporates by reference the Prospectus, the Product Supplement and the Pricing Supplement to the extent set forth below.

Reference is made to the information set forth under the heading “Description of Debt Securities and Guarantee” in the Prospectus, the information set forth “Supplemental Discussion of U.S. Federal Income Tax Consequences — Contingent Payment Debt Instruments” in the Product Supplement and the information set forth on the cover page and in “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the Pricing Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Exhibit

4.1	Indenture, among Nomura America Finance, LLC, Nomura Holdings, Inc. and Deutsche Bank Trust Company Americas, as Trustee, dated as of September 30, 2010 (incorporated by reference to Exhibit 4.1 of the Registrant’s Form F-3 Registration Statement No. 333-273353-01 filed with the Commission on July 20, 2023).

4.2	First Supplemental Indenture, among Nomura America Finance, LLC, Nomura Holdings, Inc. and Deutsche Bank Trust Company Americas, as Trustee, dated as of February 24, 2014 (incorporated by reference to Exhibit 4.2 of the Registrant’s Form F-3 Registration Statement No. 333-273353-01 filed with the Commission on July 20, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOMURA AMERICA FINANCE, LLC

Date: April 4, 2024	By:	/s/ Jason Brus
Name: Jason Brus
Title: Chief Operating Officer